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                                                                    Exhibit 5(f)

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
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[LOGO OF THE TRAVELERS LIFE AND ANNUITY COMPANY]                                             Deferred Variable Annuity Application
The Travelers Life and Annuity Company                                                                                   (Arizona)
One Cityplace . Hartford, CT 06103-3415
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Owner Information

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Name                                                               SS#

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Street Address                                                     Sex [ ] Male     Date of Birth
                                                                       [ ] Female
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City, State, Zip                                                   U.S. Citizen [ ] Y [ ] N
                                                                   If no, please indicate country of citizenship
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Beneficiary Information If no boxes are checked, the default will be primary beneficiaries. Unless otherwise indicated, proceeds will be divided equally. Use special request section to provide additional beneficiaries or beneficiary information. Unless otherwise indicated, if any of the beneficiaries predecease the Owner and/or Annuitant, payment due to multiple beneficiaries shall be paid in equal shares to the surviving beneficiaries.
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Full Name (First, M.I., Last)                                      SSN/TIN      Relationship to Owner        % to Receive
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                                         Primary

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                                         [ ] Primary

                                         [ ] Contingent
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                                         [ ] Primary

                                         [ ] Contingent
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                                         [ ] Primary

                                         [ ] Contingent
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                                         [ ] Primary

                                         [ ] Contingent
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Maturity Date: ____/ ____/ ____.
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Type of Plan (Please check only one)                               Initial Purchase Payment

[ ] IRA Rollover              [ ] Pension/Profit Sharing           $_________________________

[ ] TSA ERISA                 [ ] 457 Def Comp Plan                Minimum Payment Requirement               $20,000

[ ] TSA                       [ ] Other_____________
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On written request, we will provide you within reasonable time, reasonable factual information regarding the benefits and provisions of the annuity contract. If for any reason you are not satisfied with the annuity contract, you may return the annuity contract within 10 days after it is delivered to you. If you are 65 or older on the annuity contract date, you may return the contract within 30 days after it is delivered to you. Should you decide to cancel the contract, we will refund the value of the amounts allocated to the contract (less purchase payment credits applied, if any). A contract charge, premium tax or withdrawal/surrender charges, if any, will not be deducted from the amount we refund.
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L-19066APP AZ                                           *L22213AZ*                           Order # L-22213AZ   1 of 3; Rev. 5-05
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
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Replacement Information

Do you have any existing life insurance policies or annuity contracts? [ ] Yes [ ] No

If yes, please provide details:

Insurance Company Name: ____________________________________  Contract Number:  ____________________________________

Will the purchase of this annuity result in the replacement of any existing life insurance policy or annuity contract in this or any other company? [ ] Yes [ ] No

If yes, provide the information below.

Insurance Company Name: ____________________________________  Contract Number:  ____________________________________

Use the Special Requests section to provide additional insurance companies and contract numbers. Attach any required state replacement and/or 1035 exchange/transfer forms. State replacement forms may be required in certain states even if a replacement is not involved.
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Investment Options (total must equal 100%)
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Name                                                    Code  Pct    Name                                              Code  Pct
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AIM Capital Appreciation Portfolio                       KC       %  Pioneer Fund Portfolio                             UP       %
American Funds Global Growth Fund - Class 2 Shares       IL       %  Pioneer Mid Cap Value Portfolio                    FW       %
American Funds Growth Fund - Class 2 Shares              IG       %  Pioneer Strategic Income Portfolio                 HP       %
American Funds Growth-Income Fund - Class 2 Shares       II       %  Putnam VT Small Cap Value Fund - Class IB Shares   OP       %
Capital Appreciation Fund (Janus)                        US       %  Salomon Brothers Variable All Cap Fund - Class I   AD       %
Citistreet Diversified Bond Fund - Class I               OB       %  Salomon Brothers Variable Investors Fund -         C2       %
                                                                     Class I
Citistreet International Stock Fund - Class I            OI       %  SB Adjustable Rate Income Portfolio                BI       %
Citistreet Large Company Stock Fund - Class I            OC       %  Smith Barney Aggressive Growth Portfolio           SG       %
Citistreet Small Company Stock Fund - Class I            OE       %  Smith Barney Appreciation Portfolio                1N       %
Delaware VIP REIT Series                                 AQ       %  Smith Barney High Income Portfolio                 HH       %
Delaware VIP Small Cap Value Series                      AP       %  Smith Barney Large Cap Growth Portfolio            AB       %
Dreyfus VIF Appreciation Portfolio                       DP       %  Smith Barney Small Cap Growth Opportunities        C9       %
                                                                     Portfolio
Dreyfus VIF Developing Leaders Portfolio                 DS       %  Social Awareness Stock Portfolio (Smith Barney)    SA       %
Equity Income Portfolio (Fidelity)                       4F       %  Strategic Equity Portfolio (Fidelity)              HA       %
Equity Index Portfolio - Class II                        GF       %  Style Focus Series: Small Cap Growth Portfolio     FY       %
Fidelity VIP Contrafund(R)Portfolio-Service Class 2      FT       %  Style Focus Series: Small Cap Value Portfolio      F0       %
Fidelity VIP Mid Cap Portfolio - Service Class 2         D1       %  Templeton Developing Markets Securities Fund -     VQ       %
                                                                     Class 2
Franklin Mutual Shares Securities Fund - Class 2         R2       %  Templeton Foreign Securities Fund - Class 2        VG       %
Janus Aspen Mid Cap Growth Portfolio - Service Shares    JA       %  Templeton Growth Securities Fund - Class 2         Q2       %
Large Cap Portfolio (Fidelity)                           4G       %  Travelers Convertible Securities Portfolio         AF       %
Lazard Retirement Small Cap Portfolio                    RS       %  Travelers Disciplined Mid Cap Stock Portfolio      1M       %
Lord Abbett Growth & Income Portfolio                    FK       %  Travelers High Yield Bond Trust                    UB       %
Lord Abbett Mid Cap Value Portfolio                      FL       %  Travelers Managed Assets Trust                     UA       %
Mercury Large Cap Core Portfolio                         DR       %  Travelers Money Market Portfolio                   1K       %
MFS Mid Cap Growth Portfolio                             DQ       %  Travelers Quality Bond Portfolio                   4W       %
MFS Total Return Portfolio                               HT       %  Travelers U.S. Government Securities Portfolio     GV       %
MFS Value Portfolio                                      BD       %  Van Kampen LIT Comstock Portfolio - Class II       NJ       %
                                                                     Shares
Mondrian International Stock Portfolio                   4C       %  Fixed Account                                               %
Oppenheimer Main Street Fund/VA - Service Shares         H2       %                                                              %
PIMCO Real Return Portfolio - Adm Class                  PR       %                                                              %
PIMCO Total Return Portfolio                             PM       %                                                              %
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                                                                                                                TOTAL         100%
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L-19066APP AZ                                           *L22213AZ*                           Order # L-22213AZ   2 of 3; Rev. 5-05
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
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Death Benefit Selection (Beneficiary Protection)

Please select one of the following options for the variable annuity product you are purchasing.
If no option is checked, you will receive the Standard Death Benefit.
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[ ] Standard Death Benefit       [ ] Optional Death Benefit and Credit Endorsement
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Special Programs
These options are available at NO additional cost. If checked, please attach appropriate form.
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[ ] Dollar Cost Averaging
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Special Requests


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Disclosure & Acknowledgment
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I/We understand the contract will take effect when the first purchase payment is received and the application is approved in the
Home Office of the Company. I understand that annuity payments and termination values provided by this contract are variable and are not guaranteed as to a fixed dollar amount. No representative is authorized to make changes to the contract or application.

I ACKNOWLEDGE RECEIPT OF A CURRENT PROSPECTUS.
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Owner's Signature                                       City, State Where Signed   (REQUIRED)            Date

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Representative Use Only
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I acknowledge that all data representations and signatures were recorded by me or in my presence in response to my inquiry and request and that all such representations and signatures are accurate and valid to the best of my knowledge and belief.

Will the contract applied for replace any existing annuity or life insurance policy? [ ] Yes [ ] No
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Representative's Name (Please print)                                            Date

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Representative's Signature                                                      SS#

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Phone #                                       Fax #                             License # (Florida Only)

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Broker/Dealer

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For Citistreet Use Only (Circle one)                                            Select One: [ ] A  [ ] B  [ ] C

C / E / G / H
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L-19066APP AZ                                           *L22213AZ*                           Order # L-22213AZ   3 of 3; Rev. 5-05
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